Exhibit 3.182

ARTICLES OF AMENDMENT

OF

US SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC.

To the State Corporation Commission
Commonwealth of Virginia

The following Articles of Amendment are hereby submitted pursuant to the provisions of the Virginia Stock Corporation Act on behalf of the corporation hereinafter named.

1.	The name of the corporation (hereinafter referred to as the “Corporation”) is US Sprint Communications Company of Virginia, Inc.

2.	Section (a) of the Articles of Incorporation of the Corporation is hereby amended so as to read in entirety as follows:

“(a) The nary of the corporation is “Sprint Communications Company of Virginia, Inc.”

3.	The date of adoption of the amendment was March 5, 1992.

4.
The amendment herein provided for was proposed by the Board of Directors of the Corporation and was submitted to the sole shareholder of the Corporation in accordance with the provisions of the Virginia Stock Corporation Act. The amendment was adopted by unanimous consent of the shareholder on March 5, 1992.

Executed on April 27, 1992.

US Sprint Communications Company of Virginia, Inc.

By:	/s/ B. A. Bianchino
B. A. Bianchino, President

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

May 13, 1992

The State Corporation Commission has found the accompanying articles submitted on behalf of

SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC. (FORMERLY US SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC.)

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective May 13, 1992.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By:	/s/
Commissioner

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
U.S. TELEPHONE OF VIRGINIA, INC.

Pursuant to Article 3 of title 13.1-710 of the Code of Virginia, the undersigned Corporation adopts the following Articles of Amendment of the Articles of Incorporation.

a)
The name of the Corporation is U.S. Telephone of Virginia, Inc.

b)
The following Amendment to the Articles of Incorporation was adopted by unanimous consent of the Board of Directors of the Corporation on June 20, 1986.

Paragraph (a) of the Articles of Incorporation is hereby amended to read hereafter in its entirety as follows:

(a)
The name of the corporation is US Sprint Communications Company of Virginia, Inc.

(c)
The number of shares of the Corporation outstanding at the time of such adopt on was 100,000 and the number of shares entitled to vote thereon was 100,000.

(d)
The holder of all of the shares outstanding and entitled to vote on said Amendment have signed a consent in writing adopting such Amendment.

Effective as of June 30, 1986.

U.S. TELEPHONE OF VIRGINIA, INC.

By:	/s/
Vice President

ATTEST:

/s/ Kevin M. Rucker
Secretary

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

RICHMOND, June 27, 1986

The accompanying articles having been delivered to the State Corporation Commission on behalf of

US SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC. (formerly U.S. TELEPHONE OF VIRGINIA, INC.)

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED that this CERTIFICATE OF AMENDMENT

be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law, effective June 27, 1986.

STATE CORPORATION COMMISSION

By:	/s/ Elizabeth B. Lacy
Commissioner

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

U.S. TELEPHONE OF VIRGINIA, INC.

Pursuant to Article 3 of Title 13.1-55 of the Code of Virginia, the undersigned Corporation adopts the following Articles of Amendment of the Articles of Incorporation:

(a)
The name of the Corporation is U.S. Telephone of Virginia, Inc.

(b)
The following Amendment to the Articles of Incorporation was adopted by unanimous consent of the sole shareholder of the Corporation on July 15, 1985.

Paragraph (b) of the Articles of Incorporation is hereby amended to read hereafter in its entirety as follows:

(b)	The purpose or purposes for which the Corporation is organized are:

To conduct business as a Public Service Corporation; to provide long distance, intercity telephone and other communications services including, without limitation, voice communication, transmission of data, facsimile, teleprinter and other signals; to provide telecommunications consulting and management service; to buy, rent, lease, operate, construct or otherwise acquire telecommunications switching devices, computer related or otherwise; and to buy, rent, lease, operate, construct or otherwise acquire intercity and intracity telecommunications facilities.

(c)
The number of shares of the Corporation outstanding at the time of such adoption was 100,000 and the number of shares entitled to vote thereon was 100,000.

(d)
The holder of all of the shares outstanding and entitled to vote on said Amendment have signed a consent in writing adopting such Amendment.

Effective as of July 15, 1985.

U.S. TELEPHONE OF VIRGINIA, INC.

/s/ John Birk
John Birk, President

/s/ Gail S. Demers
Gail S. Demers, Secretary

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

RICHMOND, August 2, 1985

The accompanying articles having been delivered to the State Corporation Commission on behalf of

U.S. TELEPHONE OF VIRGINIA, INC.

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED that this CERTIFICATE OF AMENDMENT

be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By:	/s/ Thomas P. Harwood, Jr.
Commissioner

ARTICLES OF INCORPORATION

OF

U.S. Telephone of Virginia, Inc.

We hereby associate to form a stock corporation under the provisions of Article 3 of Title 13.1 of the Code of. Virginia and to that end set forth the following:

(a)
The name of the corporation is U.S. Telephone of Virginia, Inc.

(b)
The purpose or purposes for which the corporation is organized are:

To provide long distance, intercity telephone and other communication services including, without limitation, voice communication, transmission of data, facsimile, teleprinter and other signals; to provide telecommunications consulting and management service; to buy, rent, lease, operate, construct or otherwise acquire telecommunications switching devises, computer related or otherwise; and to buy, rent, lease, operate, construct or otherwise acquire intercity and intracity telecommunications facilities.

The transaction of any or all lawful business, except those businesses or activities required to be specifically set forth in the Articles of Incorporation.

(c)
The aggregate number of shares which the corporation shall have authority to issue and the par value per share are as follows:

CLASS	NUMBER OF SHARES	PAR VALUE PER SHARE OR NO PAR VALUE
Common	100,000	$0.01

(d)
The post-office address of the initial registered office is 5511 Staples Mill Road, Richmond, Virginia 23228.

The name of the city or county in which the initial registered office is located is County of Henrico. The name of its initial registered agent is Edward R. Parker, who is a resident of Virginia and a member of the Virginia State Bar, and whose business office is the same as the registered office of the corporation.

(e)
The number of directors constituting the initial Board of Directors is three (3) and the names and addresses of the persons who are to serve as initial directors are:

NAME	ADDRESS

William T. Esrey	2330 Johnson Drive Westwood, Kansas 66205

John R. Hoffman	2330 Johnson Drive Westwood, Kansas 66205

Thomas E. Pardun	108 South Akard Street Dallas, Texas 75202

(f)
No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

Dated January 16, 1985.

/s/ B. I. Crenshaw
B. I. Crenshaw

/s/ J. H. Washington
J. H. Washington

/s/ J. L. Gregg
J. L. Gregg

Incorporators

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

RICHMOND, January 25, 1985

The accompanying articles having been delivered to the State Corporation Commission on behalf of

U.S. Telephone of Virginia, Inc.

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED that this CERTIFICATE OF INCORPORATION

be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By:	/s/ Thomas P. Harwood, Jr.
Commissioner